Exhibit 10.38
SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT AND CONSENT AGREEMENT
THIS AGREEMENT made as of October 22, 2024 (the “Amendment Date”)

BETWEEN:

SCOTIABANK ASSET FINANCE, A DIVISION OF THE BANK OF NOVA SCOTIA
(the “Administrative Agent”)
-and -
THE ANDERSONS CANADA LIMITED
(the “Borrower”)

-and -

THOSE OTHER PARTIES WHICH ARE OBLIGORS PURSUANT TO THE TERMS OF THE LOAN AGREEMENT (the “Obligors”)
-and-

THE LENDERS IDENTIFIED IN THE LOAN AGREEMENT WHICH ARE SIGNATORIES HEREIN

(the “Lenders”)

WHEREAS the Administrative Agent, in its capacity as administrative agent and lender, and the other Lenders and the Borrower entered into a second amended and restated loan agreement made as of December 23, 2021, as amended by that first amendment to second amended and restated loan agreement made as of March 17, 2022, as further amended by the second amendment to second amended and restated loan agreement made as of September 26, 2022, as further amended by the third amendment to second amended and restated loan agreement made as of December 16, 2022, as further amended by the fourth amendment to second amended and restated loan agreement made as of July 28, 2023, and as further amended by a fifth amendment to second amended and restated loan agreement made as of June 7, 2024 (as the same may be further amended, supplemented or restated from time to time, collectively, the “Loan Agreement”);
AND WHEREAS the Borrower has advised the Administrative Agent that it intends to enter into an agreement of purchase and sale (the “APS”) with MNP LTD., solely in its capacity as court- appointed receiver and manager of the assets, undertakings and properties of 12175622 Canada Ltd. and GPM Food Inc., and not in its personal capacity, as vendor, pursuant to which the Borrower will acquire the Purchased Assets (as defined in the APS) for a purchase price of Seventeen Million ($17,000,000) Canadian Dollars (the “Transaction”);

AND WHEREAS the Borrower has requested to use proceeds from a Loan made by the Lenders under the Loan Agreement to finance the Transaction;
AND WHEREAS Section 7.6 of the Loan Agreement provides that all Loans subsequent to the initial Loans made under the Loan Agreement shall be used by the Borrower only for making Permitted Acquisitions, and general operating, working capital and other proper corporate purposes of each Operating Company not otherwise prohibited by the Loan Agreement (the “Use of Proceeds Covenant”);
AND WHEREAS the Transaction does not constitute a Permitted Acquistion and the financing of the Transaction under the Loan Agreement is not otherwise permitted by the Use of Proceeds Covenant;

AND WHEREAS Section 13.3 of the Loan Agreement provides that, subject to Section 13.3(b), any term, covenant or condition of the Loan Agreement may be amended with the prior consent of the Required Lenders or compliance therewith maybe waived by the Required Lenders;

AND WHEREAS the Borrower has requested and the Required Lenders have agreed to consent to the Transaction and to the use of proceeds from the credit facilities to finance the Transaction, notwithstanding the Use of Proceeds Covenant;
AND WHEREAS the Borrower has requested and the Administrative Agent and the Lenders have agreed to amend the Loan Agreement on terms and subject to the conditions set forth below.
NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:
ARTICLE 1 DEFINED TERMS
1.01Capitalized Terms. All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Loan Agreement.
ARTICLE 2 CONSENTS
1.01General Rule. Subject to the terms and conditions herein contained, the Loan Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Loan Agreement.
1.02Consent to Transaction.
Subject to the terms of this Agreement and in accordance with the Loan Agreement the Administrative Agent and the Required Lenders hereby consent to the Transaction and, notwithstanding the Use of Proceeds Covenant, to the use of proceeds from a Loan provided by the Lenders under the Loan Agreement to finance the Transaction (the “Consent”). The Consent provided herein relates only to the Transaction and shall be limited precisely as written and shall not be deemed to be a waiver of compliance in the future or a waiver of any preceding or succeeding breach of the same or any other covenants or provisions of any Financing Agreement. This Agreement shall not otherwise prejudice any right or remedy which the

Administrative Agent or the Lenders may now have or may have in the future under or in connection with any Financing Agreement.
ARTICLE 3 AMENDMENT TO LOAN AGREEMENT
1.01Fixed Charge Coverage Ratio. Schedule A to the Loan Agreement is hereby amended by deleting the definition of “Fixed Charge Coverage Ratio” in Section 85 thereof in its entirety and replacing it with the following:
“85. “Fixed Charge Coverage Ratio”
“Fixed Charge Coverage Ratio” shall mean the ratio of (a) EBITDA less unfinanced Capital Expenditures, taxes payable and distributions to shareholders (minus distributions to shareholders re-invested in the Operating Companies) of the Operating Companies (excluding items deducted in computing EBITDA) divided by (b) Fixed Charges. For the purposes of this definition, “unfinanced Capital Expenditures” shall mean Capital Expenditures (other than Growth Capital Expenditures) which have not been financed by the issuance of any debt (including by way of a capital lease), equity or the net proceeds of the sale of any capital assets or of any insurance proceeds compensating for loss of or damage to capital assets; provided that any equity or Subordinated Debt contribution by transfer to a Blocked Account shall increase the numerator of the Fixed Charge Coverage Ratio. Notwithstanding the foregoing, the Borrower shall be permitted to exclude the aggregate amount of $19,200,0000 on a one-time basis from the calculation of the Fixed Charge Coverage Ratio representing a $17,000,0000 purchase price and $2,200,0000 of additional costs and expenses incurred in connection with that certain agreement of purchase and sale between the Borrower and MNP LTD., solely in its capacity as court- appointed receiver and manager of the assets, undertakings and properties of 12175622 Canada Ltd. and GPM Food Inc., and not in its personal capacity, as vendor.”
ARTICLE 4 CONDITIONS PRECEDENT
1.01Conditions to Effectiveness. The effectiveness of this Agreement, including the effectiveness of the Consent as provided hereunder, is conditional upon:
(a)the Administrative Agent having received this Agreement duly executed by all parties hereto;
(b)receipt by the Administrative Agent of updated financial projections of the Borrower to December 31, 2024;
(c)the Administrative Agent have received a duly executed copy of the APS and any transaction documents related thereto reasonably requested by the Administrative Agent;

(d)receipt by the Administrative Agent of duly executed resolutions of the Borrower authorizing the execution, delivery and performance of its obligations under this Agreement.

ARTICLE 5 MISCELLANEOUS
1.01Representations and Warranties. Borrower and each other Obligor hereby represents and warrants to the Administrative Agent as follows:
(a)all of the representations and warranties contained in the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date;
(b)all of the representations and warranties contained in the Loan Agreement are correct after giving effect to the Transaction;
(c)this agreement and the Loan Agreement, as amended by this agreement, constitute the legal, valid and binding obligations of each Obligor, enforceable against such Obligor in accordance with their terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and to general principles of equity;
(d)no Event of Default has occurred; and
(e)no Event of Default will occur after giving effect to the Transaction.
1.02Acknowledgment and Confirmation re: Security.
(a)All of the Security shall continue to be in full force and effect as general continuing collateral security for any and all of the indebtedness, liabilities and obligations of each of the Obligors to the Lenders secured thereunder, including, without limitation, under, in connection with, relating to or with respect to the Loan Agreement (as amended hereby), and the security interests created by the Security shall continue to charge and mortgage the property of the Obligors in accordance with the terms thereof.
(b)The Security to which each of the Obligors is a party are legal, valid, binding and enforceable against the Obligors, as applicable, in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application limiting the enforcement of creditors’ rights generally and the fact that the courts may deny the granting or enforcement of equitable remedies.
1.03Fees payable. The Borrower shall pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with the preparation, negotiation and finalization of this agreement and all other documents, searches and filings contemplated hereby, including, without limitation, reasonable legal fees and disbursements, of the Administrative Agent and the Lenders. The Administrative Agent is hereby authorized to charge all such costs, expenses and legal fees and disbursements to the Revolving Loans. Upon request by the Borrower, the Administrative Agent agrees to provide the Borrower with supporting invoices and accounts for all such costs, expenses and legal fees and disbursements.

1.04Future References to the Loan Agreement. On and after the date of this agreement, each reference in the Loan Agreement to “this agreement”, “hereunder”, “hereof”, or words of like import referring to the Loan Agreement, and each reference in any related document to the “Loan Agreement”, “thereunder”, “thereof”, or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby. The Loan Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
1.05Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
1.06Conflict. If any provision of this agreement is inconsistent or conflicts with any provision of the Loan Agreement, the relevant provision of this agreement shall prevail and be paramount.
1.07Further Assurances. The Borrower shall do, execute and deliver or shall cause to be done, executed and delivered all such further acts, documents and things as the Administrative Agent may reasonably request for the purpose of giving effect to this agreement and to each and every provision hereof.
1.08Severability. Any provision of this agreement which is or becomes prohibited or unenforceable in any relevant jurisdiction shall not invalidate or impair the remaining provisions hereof which shall be deemed severable from such prohibited or unenforceable provision and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Should this agreement fail to provide for any relevant matter, the validity, legality or enforceability of this agreement shall not thereby be affected.
1.09Successors and Assigns. This agreement shall be binding upon the parties hereto and their respective successors and permitted assigns, and shall enure to the benefit of the parties hereto and their successors and permitted assigns. No Obligor may assign its rights or duties hereunder.
1.10Financing Agreement. This Agreement is a Financing Agreement.
1.11Counterparts. This agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered (including by e-mail or other electronic means) shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the Administrative Agent, the Lenders and the Borrower have caused these presents to be duly executed as of the day and year first above written.

ADMINISTRATIVE AGENT AND LENDER
SCOTIABANK ASSET FINANCE, a division of THE BANK OF NOVA SCOTIA

Per:
Name:
Title:

Per:
Name:
Title:
Address:
40 King Street West 13th Floor
Toronto, Ontario M5H 1H1 Fax: (416) 364-6068

BORROWER

THE ANDERSONS CANADA LIMITED
Per:
Name:
Title:

Per:
Name:
Title:
Chief Executive Office Address: 712 Richmond Street
Chatham, Ontario, N7M 5J5

Attention: Chief Financial Officer Fax: (519) 676-1156

Acknowledgement

Each of the undersigned Obligors hereby acknowledges and agrees to be bound by the terms and conditions contained in this Agreement, as of the day and year first above written.

THOMPSONS USA LIMITED

Title:
Per:

Name:
Title:
Chief Executive Office Address: 41703 US Highway 2 SW
East Grand Forks, Minnesota USA 56721

Attention: President Fax: (519) 676-1156

LENDERS
CANADIAN IMPERIAL BANK OF COMMERCE

Per:
Name: Title:

Per:
Name: Title:
Address:

81 Bay Street, 11th Floor Toronto, Ontario M5J 0E7
Email:

Attention:

THE TORONTO-DOMINION BANK

Per:
Name: Title:

Per:
Name:
Title:
Address:

100 Wellington St. W., 29th Floor TD West Tower
Toronto, ON M5K 1A2 Fax: 416-983-6522
Attention:

BANK OF AMERICA, N.A., CANADA BRANCH

Per: Name:
Per:
Name:
Title:
Address:

181 Bay Street, 4th Floor Toronto, Ontario M5J 2V8

Fax: (312) 453-4041

FARM CREDIT CANADA

Per:         Name:
Title:

Per:         Name:
Title:
Address:

FCC Loan Administration Centre
Suite 200 - 1133 St. George Boulevard, Moncton, New Brunswick, E1E 4E1
Phone: 506-851-6595
Fax: 506-851-6613

Attention: